                                                                    Exhibit 99.4

                                    Exhibit
                           SAFECO MANAGED BOND TRUST

                                 LIST OF SERIES

                       Safeco Intermediate-Term Bond Fund









October 1, 2003

                                   Exhibit 2

                         FEES TO BE PAID TO THE ADVISER

                   FUND NAME           NET ASSETS                AMOUNT OF
                   ---------           ----------                ---------
                                                                ANNUAL FEE
                                                                ----------
Intermediate-Term Bond Fund        $0-$750,000,000              .50 of 1%
                                   $750,000,001-$1,250,000,000  .45 of 1%
                                   Over $1,250,000,000          .40 of 1%




October 1, 2003

                                      -2-